APAC Customer Services Awarded Multiple-Year Contract to Provide Customer Care Services for
Ottaway Newspapers, Inc.

Deerfield, Il – June 5, 2007 — APAC Customer Services, Inc. (NASDAQ: APAC), a leading provider of customer care services and solutions, announced that Ottaway, the local media group of Dow Jones & Co., has chosen APAC as the outsourcing partner to support its dynamic and varied subscriber bases.

A subsidiary of Dow Jones & Company, the Ottaway group has pursued journalistic excellence since the company’s founding in 1937. “We believe ours is a communications service business, and our audience reserves the right to courteous, informative support,” cites Don Waterman, Vice President of Operations and Audience Development. “Our commitment to service necessitates an experienced, skilled customer care partner adept at providing high quality customer interactions, a key attribute instrumental in our selection of APAC. Viewing APAC as a value-driven partner, Ottaway is confident the organization will provide conscientious customer service and lifecycle management efficiencies.”

“Together, Ottaway and APAC will continue to exceed the high level of quality experience its subscribers expect,” stated James McClenahan, APAC’s Senior Vice President, Sales and Marketing. “Our new partnership also illustrates APAC’s success in winning new business in the Publishing vertical, one of several industries with critical customer needs that our Company has targeted.” APAC’s extensive experience with close to 50 publications demonstrates a proven model for retention and growth of a subscriber base.

About APAC Customer Services, Inc.
APAC Customer Services, Inc. (Nasdaq: APAC) is a leading provider of customer care services and solutions for market leaders in healthcare, financial services, business services, publishing, communications and travel and entertainment. APAC partners with its clients to deliver custom solutions that enhance bottom line performance. For more information, call 1-800-OUTSOURCE. APAC’s comprehensive web site is at http://www.apaccustomerservices.com.

Forward-Looking Statements
This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Generally forward-looking statements include expressed expectations, estimates and projections of future events and financial performance and the assumptions on which those expressed expectations, estimates and projections are based. Statements that are not historical facts, including statements about the beliefs and expectations of the Company and its management, are forward-looking statements. All forward-looking statements are inherently uncertain as they are based on various expectations and assumptions about future events, and they are subject to known and unknown risks, uncertainties and other factors that can cause actual events and results to differ materially from historic results or those projected. The Company intends its forward-looking statements to speak only as of the date on which they were made. The Company expressly undertakes no obligation to update or revise any forward-looking statements as a result of changed assumptions, new information, future events or otherwise.

Reasons that may cause actual results to differ from historic results or those expressed or implied in the forward-looking statements can be found in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006 and its subsequent filing on Form 10-Q for the fiscal quarter ended April 1, 2007. These filings are available on a web site maintained by the SEC at http://www.sec.gov.

Company Contact:	Investor Relations Contact:
George H. Hepburn III, CFO APAC Customer Services, Inc. 847-374-4995 GHHepburn@apacmail.com	Jody Burfening/Harriet Fried Lippert/Heilshorn & Associates 212-838-3777 HFried@lhai.com